UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2025

Abpro Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Drive Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

1-800-396-5890

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Common Stock, par value $0.0001 per share	ABP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ABPWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Abpro Holdings, Inc. (the “Company”) requested a hearing (the “Hearing”) before an independent Hearings Panel (the “Panel”) regarding a delisting notice in connection with its failure to comply with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Hearing has been scheduled for October 30, 2025.

As previously disclosed, on April 10, 2025, the Company received two letters from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”). One letter (the “MVPHS Notice”) indicated that based upon Nasdaq’s review of the Company’s Market Value of Publicly Held Shares (“MVPHS”) for the last 30 consecutive business days prior to the date of the MVPHS Notice, the Company no longer meets the requirements of Nasdaq Listing Rule 5450(b)(2)(C), which requires listed securities to maintain a minimum MVPHS of $15,000,000 (the “MVPHS Requirement”). The second letter notified the Company that from February 20, 2025, to April 9, 2025, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). Each letter stated that the Company had 180 calendar days, or until October 7, 2025, to regain compliance.

On October 14, 2025, the Company received a letter (the “Notice”) from Nasdaq notifying the Company that it had not regained compliance with either the MVPHS Requirement or the MVLS Requirement during the compliance period.

During the Hearing, the Company will present its plans to regain compliance with the Minimum Bid Price Requirement, the MVPHS requirement and the MVLS requirement. Any further delisting action has been stayed pending the Panel’s decision and/or any further extension provided by the Panel; therefore, the Notice has no immediate effect on the listing of the Company’s common stock or warrants on Nasdaq. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance prior to the expiration of any extension that may be granted by the Panel.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Nasdaq Listing Rules; the Company’s intent to take all reasonable measures available to the Company for continued listing on Nasdaq; and the Company’s success in appealing any delisting determination.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s ability to regain compliance with the Nasdaq Listing Rule and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2025, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABPRO HOLDINGS, INC.

	By:	/s/ Miles Suk
	Name:	Miles Suk
	Title:	Chief Executive Officer

Dated: October 17, 2025

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